Exhibit 99.1

Kaltura Announces Financial Results for Fourth Quarter and Full Year 2021

NEW YORK, February 23, 2022 -- Kaltura, Inc. (“Kaltura” or the “Company”), the video experience cloud, today announced reported financial results for the fourth quarter and full year ended December 31, 2021, as well as outlook for the first quarter and full year 2022.

“Video is increasingly at the heart of digital experiences, and so is Kaltura. In the fourth quarter of 2021, we introduced two important product enhancements. We released a new version of our events platform, which builds on our success with powering large flagship virtual events and provides customers with a single platform to create and manage virtual and hybrid events of all types and sizes across their entire organization. We also released newly designed flows for purchasing our self-serve offerings for Webinars, Virtual Classroom, and Media Services directly from our website,” said Ron Yekutiel, Co-founder, Chairman and Chief Executive Officer of Kaltura. “These releases are expected to grow our target customer base, expand the use of products by our customers, shorten our sales and deployment cycles, and increase our gross margins. Along with our earlier product releases in 2020 and 2021, our strong retention rates, and the scaling up of our sales team, we have promising growth engines in place for 2022.”

Fourth Quarter 2021 Financial Highlights:

•	Revenue for the fourth quarter of 2021 was $42.7 million, an increase of 21% compared to $35.2 million for the fourth quarter of 2020.

•	Subscription revenue for the fourth quarter of 2021 was $38.5 million, an increase of 33% compared to $29.0 million for the fourth quarter of 2020.

•	Annualized Recurring Revenue (ARR) was $150.8 million, an increase of 29% compared to $116.6 million in 2020.

•
GAAP Gross profit for the fourth quarter of 2021 was $26.8 million, representing a gross margin of 63% compared to a GAAP gross profit of $21.2 million and gross margin of 60% for the fourth quarter of 2020.

•
Non-GAAP Gross profit for the fourth quarter of 2021 was $27.1 million, representing a non-GAAP gross margin of 63%, compared to a non-GAAP gross profit of $21.5 million and non-GAAP gross margin of 61% for the fourth quarter of 2020.

•	GAAP Operating loss was $(12.4) million for the fourth quarter of 2021, compared to an operating loss of $(1.3) million for the fourth quarter of 2020.

•	Non-GAAP Operating income (loss) was $(8.1) million for the fourth quarter of 2021, compared to a non-GAAP operating income of $1.3 million for the fourth quarter of 2020.

•	GAAP Net loss was $15.9 million or $0.12 per diluted share for the fourth quarter of 2021, compared to a GAAP net loss of $36.3 million, or $1.56 per diluted share, for the fourth quarter of 2020.

•
Non-GAAP Net loss was $11.6 million or $0.09 per diluted share for the fourth quarter of 2021, compared to a non-GAAP net loss of $2.3 million, or $0.02 per diluted share, for the fourth quarter of 2020.

•	Adjusted EBITDA was $(7.7) million for the fourth quarter of 2021, compared to adjusted EBITDA of $1.5 million for the fourth quarter of 2020.

•	Net cash provided (used in) operating activities was $(10.7) million for the fourth quarter of 2021, compared to $4.1 million provided by operating activities in the fourth quarter of 2020.

Full Year 2021 Financial Highlights:

•	Revenue for the full year of 2021 was $165.0 million, an increase of 37% compared to $120.4 million for the full year of 2020.

•	Subscription revenue for the full year of 2021 was $145.0 million, an increase of 39% compared to $104.1 million for the full year of 2020.

•	GAAP Gross profit for the full year of 2021 was $102.7 million, representing a gross margin of 62% compared to a GAAP gross profit of $72.8 million and gross margin of 60% for the full year of 2020.

•
Non-GAAP Gross profit for the full year of 2021 was $104.1 million, representing a gross margin of 63% compared to a non-GAAP gross profit of $73.6 million and gross margin of 61% for the full year of 2020.

•	GAAP Operating loss was $(32.7) million for the full year of 2021, compared to an operating loss of $(8.5) million for the full year of 2020.

•	Non-GAAP Operating income (loss) was $(13.6) million for the full year of 2021, compared to a non-GAAP operating income of $1.5 million for the full year of 2020.

•	GAAP Net loss was $59.4 million or $0.95 per diluted share for the full year of 2021, compared to a GAAP net loss of $58.8 million, or $2.83 per diluted share, for the full year of 2020.

•	Non-GAAP Net loss was $25.3 million or $0.22 per diluted share for the full year of 2021, compared to a non-GAAP net loss of $7.3 million, or $0.07 per diluted share, for the full year of 2020.

•	Adjusted EBITDA was $(12.2) million for the full year of 2021, compared to Adjusted EBITDA of $4.3 million for the full year of 2020.

•	Net cash provided (used in) operating activities was $(22.1) million for the full year of 2021, compared to $5.8 million provided by operating activities in the full year of 2020.

Fourth Quarter 2021 Business Highlights:

•	Net Dollar Retention Rate of 120%, up from 103% in the fourth quarter of 2020.
•	75% year-over-year growth in number of customers over $1 million ARR and 25% year-over-year growth in number of customers over $100,000 ARR.
•	Expanded our events platform, automating the creation and management at scale of any size virtual and hybrid events across the entire organization, building on our success in powering flagship events.
•	Launched our new experience for the self-serve purchase of our Webinar, Virtual Classroom, and Media Services offerings through our website.

Financial Outlook:

For the first quarter of 2022, Kaltura currently expects:

•	Subscription Revenue to grow by 12%-15% year-over-year to between $36.2 million and $37.2 million.
•	Total Revenue to grow by 5%-8% year-over-year to between $39.6 million and $40.7 million.
•	Adjusted EBITDA to be negative in the range of $9 million to $12 million.

For the full year ending December 31, 2022, Kaltura currently expects:

•	Subscription Revenue to grow by 10%-13% year-over-year to between $159.5 million and $163.8 million.
•	Total Revenue to grow by 5%-8% year-over-year to between $173.3 million and $178.2 million.
•	Adjusted EBITDA to be negative in the range of $27 million to $32 million.

The guidance provided above contains forward-looking statements and actual results may differ materially. Refer to “Forward-Looking Statements” below for information on the factors that could cause our actual results to differ materially from these forward-looking statements. Kaltura has not provided a quantitative reconciliation of forecasted Adjusted EBITDA to forecasted GAAP net loss within this press release because the Company is unable, without making unreasonable efforts, to calculate certain reconciling items with confidence. The reconciliation for Adjusted EBITDA includes but is not limited to the following items: stock-based compensation expenses, depreciation, amortization, financial expenses (income), net, provision for income tax, and other non-recurring operating expenses. These items, which could materially affect the computation of forward-looking GAAP net loss, are inherently uncertain and depend on various factors, some of which are outside of the Company’s control. The guidance above is based on current expectations relating to COVID-19 and its variants.

Additional information on Kaltura’s reported results, including a reconciliation of the non-GAAP financial measures to their most comparable GAAP measures, is included in the financial tables below.

Conference Call

Kaltura will host a conference call today on February 23, 2022 to review its fourth quarter and full year 2021 financial results and to discuss its financial outlook.

Time:	8:00 a.m. ET
United States/Canada Toll Free:	877-407-0789
International Toll:	+1-201-689-8562
Conference ID:	13726386

A live webcast will also be available in the Investor Relations section of Kaltura’s website at: https://investors.kaltura.com/news-and-events/events

A replay of the webcast will be available in the Investor Relations section of the company’s web site approximately two hours after the conclusion of the call and remain available for approximately 30 calendar days.

About Kaltura

Kaltura’s mission is to power any video experience for any organization. Our Video Experience Cloud offers live, real-time, and on-demand video products for enterprises of all industries, as well as specialized industry solutions, currently for educational institutions and for media and telecom companies. Underlying our products and solutions is a broad set of Media Services that are also used by other cloud platforms and companies to power video experiences and workflows for their own products. Kaltura’s Video Experience Cloud is used by leading brands reaching millions of users, at home, at school and at work, for communication, collaboration, training, marketing, sales, customer care, teaching, learning, virtual events, and entertainment experiences.

Investor Contacts:
Kaltura
Yaron Garmazi
Chief Financial Officer
IR@Kaltura.com

Sapphire Investor Relations
Erica Mannion and Michael Funari
+1 617 542 6180
IR@Kaltura.com

Media Contacts:
Kaltura
Lisa Bennett
pr.team@kaltura.com

Headline Media
Raanan Loew
raanan@headline.media
+1 347 897 9276

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including but not limited to, statements regarding our future financial and operating performance, including our guidance; our business strategy, plans and objectives for future operations; the expected effect of new releases on our business and financial performance; and general business conditions, including as a result of the pandemic related to COVID-19 and its variants.

In some cases, you can identify forward-looking statements by terminology such as “aim,” “anticipate,” “assume,” “believe,” “contemplate,” “continue,” “could,” “due,” “estimate,” “expect,” “goal,” “intend,” “may,” “objective,” “plan,” “predict,” “potential,” “positioned,” “seek,” “should,” “target,” “will,” “would” and other similar expressions that are predictions of or indicate future events and future trends, or the negative of these terms or other comparable terminology, although not all forward-looking statements contain these words. Any forward-looking statements contained herein are based on our historical performance and our current plans, estimates and expectations and are not a representation that such plans, estimates, or expectations will be achieved. These forward-looking statements represent our expectations as of the date of this press release. Subsequent events may cause these expectations to change, and we disclaim any obligation to update the forward-looking statements in the future, except as required by law. These forward-looking statements are subject to known and unknown risks and uncertainties that may cause actual results to differ materially from our current expectations. Important factors that could cause actual results to differ materially from those anticipated in our forward-looking statements include, but are not limited to, our ability to manage and sustain our rapid growth; our ability to achieve and maintain profitability; the ongoing pandemic related to COVID-19 and its variants; the evolution of the markets for our offerings; the quarterly fluctuation in our results of operations; our ability to retain our customers; our ability to keep pace with technological and competitive developments; our ability to maintain the interoperability of our offerings across devices, operating systems and third-party applications; our reliance on third parties; our ability to retain our key personnel; risks related to our international operations; and the other risks under the caption “Risk Factors” in our Quarterly Report on Form 10-Q for the quarterly period ended  September 30, 2021, filed with the Securities and Exchange Commission (“SEC”), as such factors may be updated from time to time in our other filings with the SEC, which are accessible on the SEC’s website at www.sec.gov and the Investor Relations page of our website at investors.kaltura.com.

Non-GAAP Financial Measures

Kaltura has provided in this press release and the accompanying tables measures of financial information that have not been prepared in accordance with generally accepted accounting principles in the U.S. ("GAAP"), including non-GAAP gross profit, non-GAAP gross margin (calculated as a percentage of revenue), non-GAAP research and development expenses, non-GAAP sales and marketing expenses, non-GAAP general and administrative expenses, non-GAAP operating loss, non-GAAP operating margin (calculated as a percentage of revenue), non-GAAP net loss, non-GAAP net loss per share and Adjusted EBITDA. Kaltura defines these non-GAAP financial measures as the respective corresponding GAAP measure, adjusted for, as applicable: (1) preferred stock accretion and cumulative undeclared dividends; (2) stock-based compensation; (3) the amortization of acquired intangibles; (4) abandonment costs (5) gain on sale of property and equipment (6) other non-recurring operating expenses; and (7) remeasurement of warrants to fair value. Kaltura defines EBITDA as net profit (loss) before financial expenses, net, provision for income taxes, and depreciation and amortization expenses. Adjusted EBITDA is defined as EBITDA (as defined above), adjusted for the impact of certain non-cash and other non-recurring items that we believe are not indicative of our core operating performance, such as non-cash stock-based compensation expenses, abandonment costs, gain from sale of property and equipment, and other non-recurring operating expenses. We believe these non-GAAP financial measures provide useful information to management and investors regarding certain financial and business trends relating to Kaltura’s financial condition and results of operations. These non-GAAP metrics are a supplemental measure of our performance, are not defined by or presented in accordance with GAAP, and should not be considered in isolation or as an alternative to net profit (loss) or any other performance measure prepared in accordance with GAAP. Non-GAAP financial measures are presented because we believe that they provide useful supplemental information to investors and analysts regarding our operating performance and are frequently used by these parties in evaluating companies in our industry. By presenting these non-GAAP financial measures, we provide a basis for comparison of our business operations between periods by excluding items that we do not believe are indicative of our core operating performance. We believe that investors’ understanding of our performance is enhanced by including these non-GAAP financial measures as a reasonable basis for comparing our ongoing results of operations. Additionally, our management uses these non-GAAP financial measures as supplemental measures of our performance because they assist us in comparing the operating performance of our business on a consistent basis between periods, as described above. Although we use the non-GAAP financial measures described above, such measures have significant limitations as analytical tools and only supplement but do not replace, our financial statements in accordance with GAAP. See the tables below regarding reconciliations of these non-GAAP financial measures to the most directly comparable GAAP measures.

Key Financial and Operating Metrics

Annualized Recurring Revenue. We use Annualized Recurring Revenue (“ARR”) as a measure of our revenue trend and an indicator of our future revenue opportunity from existing recurring customer contracts. We calculate ARR by annualizing our recurring revenue for the most recently completed fiscal quarter. Recurring revenues are generated from SaaS and PaaS subscriptions, as well as term licenses for software installed on the customer's premises (“On-Prem”). For the SaaS and PaaS components, we calculate ARR by annualizing the actual recurring revenue recognized for the latest fiscal quarter. For the On-Prem component for which revenue recognition is not ratable across the license term, we calculate ARR for each contract by dividing the total contract value (excluding professional services) as of the last day of the specified period by the number of days in the contract term and then multiplying by 365. Recurring revenue excludes revenue from one-time professional services and setup fees. ARR is not adjusted for the impact of any known or projected future customer cancellations, upgrades or downgrades or price increases or decreases. The amount of actual revenue that we recognize over any 12-month period is likely to differ from ARR at the beginning of that period, sometimes significantly. This may occur due to new bookings, cancellations, upgrades or downgrades, pending renewals, foreign exchange rate fluctuations, professional services revenue and acquisitions or divestitures. ARR should be viewed independently of revenue as it is an operating metric and is not intended to be a replacement or forecast of revenue. Our calculation of ARR may differ from similarly titled metrics presented by other companies.

Net Dollar Retention Rate. Our Net Dollar Retention Rate, which we use to measure our success in retaining and growing recurring revenue from our existing customers, compares our recognized recurring revenue from a set of customers across comparable periods. We calculate our Net Dollar Retention Rate for a given period as the recognized recurring revenue from the latest reported fiscal quarter from the set of customers whose revenue existed in the reported fiscal quarter from the prior year (the numerator), divided by recognized recurring revenue from such customers for the same fiscal quarter in the prior year (denominator). For annual periods, we report Net Dollar Retention Rate as the arithmetic average of the Net Dollar Retention Rate for all fiscal quarters included in the period. We consider subdivisions of the same legal entity (for example, divisions of a parent company or separate campuses that are part of the same state university system) to be a single customer for purposes of calculating our Net Dollar Retention Rate. Our calculation of Net Dollar Retention Rate for any fiscal period includes the positive recognized recurring revenue impacts of selling new services to existing customers and the negative recognized recurring revenue impacts of contraction and attrition among this set of customers. Our Net Dollar Retention Rate may fluctuate as a result of a number of factors, including the growing level of our revenue base, the level of penetration within our customer base, expansion of products and features, and our ability to retain our customers. Our calculation of Net Dollar Retention Rate may differ from similarly titled metrics presented by other companies.

Remaining Performance Obligations. Remaining Performance Obligations represents the amount of contracted future revenue that has not yet been delivered, including both subscription and professional services revenues. Remaining Performance Obligations consists of both deferred revenue and contracted non-cancelable amounts that will be invoiced and recognized in future periods. We expect to recognize 57% of our Remaining Performance Obligations as revenue over the next 12 months, and the remainder thereafter, in each case, in accordance with our revenue recognition policy; however, we cannot guarantee that any portion of our Remaining Performance Obligations will be recognized as revenue within the timeframe we expect or at all.

Consolidated Balance Sheets (U.S. dollars in thousands)

	December 31,
	2021	2020
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$143,949	$27,711
Trade receivables	17,509	17,134
Prepaid expenses and other current assets	5,110	2,769
Deferred contract acquisition and fulfillment costs, current	9,079	5,848

Total current assets	175,647	53,462

LONG-TERM ASSETS:
Property and equipment, net	9,503	4,147
Other assets, noncurrent	2,543	3,564
Deferred contract acquisition and fulfillment costs, noncurrent	22,621	15,876
Intangible assets, net	1,909	2,835
Goodwill	11,070	11,070

Total noncurrent assets	47,646	37,492

TOTAL ASSETS	$223,293	$90,954

LIABILITIES, CONVERTIBLE AND REDEEMABLE CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS' EQUITY (DEFICIT)
CURRENT LIABILITIES:
Current portion of long-term loans	2,794	1,000
Current portion of long-term lease liabilities	147	1,738
Trade payables	6,480	5,045
Employees and payroll accruals	18,627	16,275
Accrued expenses and other current liabilities	18,349	11,251
Deferred revenue, current	51,689	47,685

Total current liabilities	98,086	82,994

NONCURRENT LIABILITIES:
Deferred revenue, noncurrent	1,953	1,858
Long-term loans, net of current portion	35,795	47,160
Other liabilities, noncurrent	2,185	2,706
Warrants to purchase preferred and common stock	—	56,780

Total noncurrent liabilities	39,933	108,504

TOTAL LIABILITIES	$138,019	$191,498

Consolidated Statements of Operations (U.S. dollars in thousands, except for share data)

	December 31,
	2021	2020

Convertible preferred stock	—	1,921
Redeemable convertible preferred stock	—	158,191

Total mezzanine equity	—	160,112

STOCKHOLDERS' EQUITY (DEFICIT):
Common stock	13	2
Treasury stock	(4,881)	(4,881)
Additional paid-in capital	412,776	8,388
Receivables on account of stock	—	(882)
Accumulated deficit	(322,634)	(263,283)

Total stockholders' equity (deficit)	85,274	(260,656)

TOTAL LIABILITIES, CONVERTIBLE AND REDEEMABLE CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS' EQUITY (DEFICIT)	$223,293	$90,954

Consolidated Statements of Operations (U.S. dollars in thousands, except for share data)

	Three months ended December 31		Twelve months ended December 31,
	2021	2020	2021	2020
	(Unaudited)

Revenue:

Subscription	$38,482	$29,003	$144,966	$104,064
Professional services	4,234	6,174	20,050	16,376

Total revenue	42,716	35,177	165,016	120,440

Cost of revenue:

Subscription	10,343	8,749	39,866	28,486
Professional services	5,600	5,197	22,448	19,179

Total cost of revenue	15,943	13,946	62,314	47,665

Gross profit	26,773	21,231	102,702	72,775

Operating expenses:

Research and development	13,326	9,024	48,376	29,567
Sales and marketing	13,845	8,024	45,788	29,475
General and administrative	12,031	5,460	39,489	22,222
Other operating expenses	—	—	1,724	—

Total operating expenses	39,202	22,508	135,377	81,264

Operating loss	12,429	1,277	32,675	8,489

Financial expenses, net	1,675	33,913	20,106	46,721

Loss before provision for income taxes	14,104	35,190	52,781	55,210
Provision for income taxes	1,821	1,149	6,570	3,553

Net loss	15,925	36,339	59,351	58,763

Preferred stock accretion and cumulative undeclared dividends	—	3,218	8,241	11,934

Net loss attributable to common stockholders	$15,925	$39,557	$67,592	$70,697

Net loss per share attributable to common stockholders, basic and diluted	$0.12	$1.56	$0.95	$2.83

Weighted average number of shares used in computing basic and diluted net loss per share attributable to common stockholders	127,465,080	25,342,216	71,073,052	24,939,901

Consolidated Statements of Operations (U.S. dollars in thousands, except for share data)

Stock-based compensation included in above line items:

	Three months ended December 31,		Twelve months ended December 31,
	2021	2020	2021	2020
	(unaudited)

Cost of revenue	$243	$126	$877	$335
Research and development	546	573	2,798	1,251
Sales and marketing	532	851	2,173	1,639
General and administrative	2,835	730	11,217	1,889

Total	$4,156	$2,280	$17,065	$5,114

Revenue by Segment (U.S. dollars in thousands):

	Three months ended December 31,		Twelve months ended December 31,
	2021	2020	2021	2020
	(unaudited)

Enterprise, Education and Technology	$30,967	$24,281	$118,932	$80,449
Media and Telecom	11,749	10,897	46,084	39,991

Total	$42,716	$35,178	$165,016	$120,440

Gross Profit by Segment (U.S. dollars in thousands):

	Three months ended December 31,		Twelve months ended December 31,
	2021	2020	2021	2020
	(unaudited)

Enterprise, Education and Technology	$22,140	$17,313	$84,196	$58,539
Media and Telecom	4,633	3,918	18,506	14,236

Total	$26,773	$21,231	$102,702	$72,775

Consolidated Statement of Cash Flows (U.S. dollars in thousands)

	Twelve months ended December 31,
	2021	2020
Cash flows from operating activities:
Net loss	$(59,351)	$(58,763)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation, amortization, and abandonment costs	2,412	7,677
Stock-based compensation expenses	17,065	5,114
Amortization of deferred contract acquisition and fulfillment costs	8,075	4,231
Change in valuation of warrants to purchase preferred and common stock	15,046	41,505
Non-cash interest expenses	331	263
Non-cash expenses with respect to stockholders’ loans	882	—
Gain on sale of property and equipment	(757)	—
Changes in operating assets and liabilities:
Increase in trade receivables	(1,057)	(6,274)
Increase in prepaid expenses and other current assets and other assets, noncurrent	(2,299)	(864)
Increase in deferred contract acquisition and fulfillment costs	(18,051)	(12,947)
Increase in trade payables	3,886	2,064
Increase in accrued expenses and other current liabilities	3,756	4,964
Increase in employees and payroll accruals	2,352	5,886
Increase (decrease) in other liabilities, noncurrent	(675)	635
Increase in deferred revenue	6,275	12,313

Net cash provided by operating activities	(22,110)	5,804

Cash flows from investing activities:

Net cash acquired in business combination	—	383
Purchases of property and equipment	(1,876)	(1,118)
Proceeds from sale of property and equipment	757	—
Capitalized internal-use software development costs	(3,978)	(1,849)
Purchase of intangible assets	(145)	(162)

Net cash used in investing activities	(5,242)	(2,746)

Cash flows from financing activities:

Proceeds from initial public offering, net of underwriting discounts and commissions	160,425	—
Payment related to the conversion of Series F redeemable convertible preferred stock upon initial public offering	(1,569)	—
Proceeds from long-term loans, net of debt issuance cost	41,915	2,000
Repayment of long-term loans	(51,833)	(1,667)
Principal payments on finance leases	(1,717)	(2,354)
Proceeds from exercise of stock options	1,335	280
Payment of deferred offering costs	(5,188)	(106)

Net cash provided by (used in) financing activities	143,368	(1,847)

Net increase in cash, cash equivalents and restricted cash	$116,016	$1,211
Cash, cash equivalents and restricted cash at the beginning of the year	28,355	27,144

Cash, cash equivalents and restricted cash at the end of the year	$144,371	$28,355

Reconciliation from GAAP to Non-GAAP Results (U.S. dollars in thousands)

	Three Months		Twelve Months
	Ended December 31,		Ended December 31,
	2021	2020	2021	2020
Reconciliation of gross profit and gross margin
GAAP gross profit	$26,773	$21,231	$102,702	$72,775
Stock-based compensation expense	243	126	877	335
Amortization of acquired intangibles	107	160	564	538
Non-GAAP gross profit	$27,123	$21,517	$104,143	$73,648
GAAP gross margin	63%	60%	62%	60%
Non-GAAP gross margin	63%	61%	63%	61%
Reconciliation of operating expenses
GAAP research and development expenses	$13,326	$9,024	$48,376	$29,567
Stock-based compensation expense	546	573	2,798	1,251
Amortization of acquired intangibles	—	—	—	—
Non-GAAP research and development expenses	$12,780	$8,451	$45,578	$28,316
GAAP sales and marketing	$13,845	$8,024	$45,788	$29,475
Stock-based compensation expense	532	851	2,173	1,639
Amortization of acquired intangibles	112	99	441	379
Non-GAAP sales and marketing expenses	$13,201	$7,074	$43,174	$27,457
GAAP general and administrative expenses	$12,031	$5,460	$39,489	$22,222
Stock-based compensation expense	2,835	730	11,217	1,889
Amortization of acquired intangibles	—	—	—	—
Abandonment costs	—	—	—	3,969
Gain on sale of property and equipment	—	—	(757)	—
Non-GAAP general and administrative expenses	$9,196	$4,730	$29,029	$16,364
Reconciliation of operating income (loss) and operating margin
GAAP operating loss	$(12,429)	$(1,277)	$(32,675)	$(8,489)
Stock-based compensation expense	4,156	2,280	17,065	5,114
Amortization of acquired intangibles	219	259	1,005	917
Abandonment costs	—	—	—	3,969
Gain on sale of property and equipment	—	—	(757)	—
Other operating expenses[1]	—	—	1,724	—
Non-GAAP operating income (loss)	$(8,054)	$1,262	$(13,638)	$1,511
GAAP operating margin	(29)%	(4)%	(20)%	(7)%
Non-GAAP operating margin	(19)%	4%	(8)%	1%
Reconciliation of net loss
GAAP net loss attributable to common stockholders	$15,925	$39,557	$67,592	$70,697
Preferred stock accretion and cumulative undeclared dividends	—	3,218	8,241	11,934
Stock-based compensation expense	4,156	2,280	17,065	5,114
Amortization of acquired intangibles	219	259	1,005	917
Abandonment costs	—	—	—	3,969
Gain on sale of property and equipment	—	—	(757)	—
Other operating expenses[1]	—	—	1,724	—
Remeasurement of warrants to fair value	—	31,471	15,046	41,505
Non-GAAP net loss attributable to common stockholders	$11,550	$2,329	$25,268	$7,258

Non-GAAP net loss per share - basic and diluted	$0.09	$0.02	$0.22	$0.07

Shares used in non-GAAP per share calculations:
GAAP weighted-average shares used to compute net income per share - basic and diluted	127,465,080	25,342,216	71,073,052	24,939,901
Additional shares giving effect to conversion of convertible and redeemable convertible preferred shares at the beginning of the period[2]	—	76,141,393	42,404,076	76,141,393
Weighted average number of ordinary shares outstanding used in computing basic and diluted net loss per share (non-GAAP)	127,465,080	101,483,609	113,477,128	101,081,294

1 Other operating expenses in the year ended December 31, 2021 consisted of expenses related to the forgiveness of loans to certain of our directors and executive officers in connection with the public filing of the registration statement in connection with our initial public offering.
2 Assumes shares of common stock outstanding after accounting for the automatic conversion of the convertible and redeemable convertible preferred stock then outstanding into shares of common stock at the beginning of the fiscal year.

Adjusted EBITDA (U.S. dollars in thousands)

	Three months ended December 31,		Twelve months ended December 31,
	2021	2020	2021	2020

Net loss	$(15,925)	$(36,339)	$(59,351)	$(58,763)
Financial expenses, net (a)	1,675	33,913	20,106	46,721
Provision for income taxes	1,821	1,149	6,570	3,553
Depreciation and amortization	617	531	2,412	3,708
EBITDA	(11,812)	(746)	(30,263)	(4,781)
Non-cash stock-based compensation expense	4,156	2,280	17,065	5,114
Abandonment costs	—	—	—	3,969
Gain on sale of property and equipment	—	—	(757)	—
Other operating expenses (b)	—	—	1,724	—
Adjusted EBITDA	$(7,656)	$1,534	$(12,231)	$4,302

(a)
The three months ended December 31, 2021 and 2020, and the twelve months ended December 31, 2021 and 2020 include $0, $31,471, $15,046 and $41,505, respectively, of remeasurement of warrants to fair value, and $751, $1,374, $2,979 and $4,091, respectively, of interest expenses.

(b)
Other operating expenses in the year ended December 31, 2021 consisted of expenses related to the forgiveness of loans to certain of our directors and executive officers in connection with the public filing of the registration statement in connection with our initial public offering.

Reported KPIs

	December 31,
	2021	2020
	(U.S. dollars amounts in thousands)
Annualized Recurring Revenue	$150,800	$116,643
Remaining Performance Obligations	$185,484	$140,955

	Three months ended December 31,
	2021	2020
Net Dollar Retention Rate	120%	103%